Exhibit 99.1

News For Immediate Release
El Paso Corporation Reports 83 Percent Increase in First Quarter Adjusted EPS
HOUSTON, TEXAS, May 8, 2008—El Paso Corporation (NYSE:EP) is reporting today first quarter 2008 financial and operational results for the company.
Highlights:
•	$0.29 earnings per diluted share from continuing operations versus a loss of $0.08 in 2007

•	Pipeline earnings before interest expense and taxes (EBIT) and throughput up 5 percent and 7 percent, respectively, from first quarter 2007

•	Exploration & Production (E&P) EBIT up 35 percent versus first quarter 2007

•	Production, including unconsolidated affiliate volumes, totaled 886 million cubic feet equivalent per day (MMcfe/d)—an 8 percent increase over first quarter 2007

•	Expanded hedge position for 2008 and 2009. Oil hedges for 2009 ensure approximately $105 million of incremental revenues versus 2008.
“Our first quarter results provide a great start to the year,” said Doug Foshee, president and chief executive officer for El Paso Corporation. “We achieved solid results from both our Pipeline and E&P businesses, as well as an 18 percent reduction in interest expense. Looking forward, we expect to realize sharply higher earnings than our $1.00 to $1.10 earnings guidance for 2008 as our hedging strategy has enabled us to participate in improved natural gas and oil prices.”
Financial Results — Three Months Ended March 31, 2008
For the three months ended March 31, 2008, El Paso reported net income available to common stockholders of $200 million, or $0.29 per diluted share, compared with $620 million, or $0.89 per diluted share, for the first three months of 2007. Results for 2007 include $677 million, or $0.97 per diluted share, of income from discontinued operations, which includes a $651-million, or $0.94-per-diluted-share-gain from the sale of ANR Pipeline and related assets. The 2007 net loss from continuing operations to common stockholders was $ 48 million, or $0.08 per diluted share.
A summary of financial results for the three months ended March 31, 2008, and 2007 is as follows:

	Three Months Ended
Financial Results	March 31,
($ in millions, except per share amounts)	2008	2007

Income (loss) from continuing operations	$219	$(48)
Discontinued operations, net of income taxes	—	677

Net income	219	629
Preferred stock dividends[1]	19	9

Net income available to common stockholders	$200	$620

Basic and diluted per common share amounts
Income (loss) from continuing operations	$0.29	$(0.08)
Discontinued operations	—	0.97

Net income per common share	$0.29	$0.89

1 Due to timing, 2008 includes two quarters of preferred stock dividends
Items Impacting Quarterly Results
First quarter 2008 and 2007 net income includes the following items:

First Quarter 2008			Diluted
($ millions, except per share amounts)	Before Tax	After Tax	EPS

Net income available to common shareholders		$200	$0.29
Adjustments[1] Change in fair value of production-related derivatives	$21	$13	$0.02
Change in fair value of power contracts	41	26	0.04
Change in fair value of legacy indemnification	43	28	0.04
Case Corporation indemnification	(65)	(27)	(0.04)
Gain on sale of portion of telecommunications business	(18)	(12)	(0.02)

Adjusted EPS—continuing operations[2]			$0.33

1 Assumes a 36 percent tax rate, except for Case Corporation indemnification, and 701 million diluted shares
2 Based upon 767 million fully diluted shares and includes income impact from dilutive securities

First Quarter 2007			Diluted
($ millions, except per share amounts)	Before Tax	After Tax	EPS

Net income available to common shareholders		$620	$0.89
Adjustments[1]
Change in fair value of production-related derivatives	$87	$56	$0.08
Debt repurchase costs	201	128	0.18
Discontinued operations (ANR)	(1,048)	(677)	(0.97)

Adjusted EPS — continuing operations[2]			$0.18

1 Assumes a 36 percent tax rate, except for discontinued operations, and 694 million diluted shares
2 Based upon 756 million diluted shares and includes the income impact from dilutive securities
Business Unit Financial Update

Segment EBIT Results	Three Months Ended
	March 31,
($ in millions)	2008	2007

Pipeline Group	$381	$364
Exploration and Production	242	179
Marketing	(60)	(135)
Power	(2)	18
Corporate and Other	39	(210)

	$600	$216

Pipeline Group
The Pipeline Group’s EBIT for the three months ended March 31, 2008, was $381 million, compared with $364 million for the same period in 2007. The increase is primarily due to incremental revenues from several expansion projects that went into service during 2007 and 2008, including Cypress Phase I, Northeast ConneXion New England, Yuma Lateral, and Kanda Lateral; favorable fuel costs and revenue tracker adjustments on Colorado Interstate Gas (CIG) system; and the receipt of $29 million in settlement of Calpine’s approved plan of reorganization. Partially offsetting these favorable impacts were $16 million of impairment costs, principally related to the cancellation of the Essex-Middlesex project. First quarter 2008 results include $9 million of minority interest expenses associated with El Paso Pipeline Partners, L.P. (NYSE: EPB), which became a public partnership in November 2007.

	Three Months Ended
Pipeline Group Results	March 31,
($ in millions)	2008	2007

EBIT before minority interest	$390	$364
Minority interest	9	—

EBIT	$381	$364
DD&A	$99	$94

Total throughput (BBtu/d)[1]	19,321	18,040
1Includes proportionate share of jointly owned pipelines
Exploration and Production
The Exploration and Production segment’s EBIT for the three months ended March 31, 2008, was $242 million, compared with $179 million for the same period in 2007. The increase is primarily due to higher production and higher realized commodity prices, partially offset by a mark-to-market loss of $35 million for changes in fair value of derivatives not designated as hedges.
First quarter 2008 production volumes averaged 886 MMcfe/d, including unconsolidated affiliate production volumes of 75 MMcfe/d. First quarter 2007 production volumes averaged 820 MMcfe/d, including 70 MMcfe/d of unconsolidated affiliate production volumes. The increase reflects successful drilling programs and acquisitions in 2007. Reported production volumes in the first quarter 2008 associated with properties sold during the quarter averaged 88 MMcfe/d.
Despite industry inflation, total per-unit cash operating costs decreased to an average of $1.92 per thousand cubic feet equivalent (Mcfe) in first quarter 2008 from $1.99 per Mcfe for the same 2007 period. The improvement is primarily a result of reduced production costs resulting from lower workover activity levels, partially offset by higher production taxes related to higher revenues.

Exploration and Production Results	Three Months Ended
	March 31,
($ in millions, except prices and unit cost amounts)	2008	2007

Natural gas, oil, condensate and NGL revenue	$627	$496

Exploration and Production Results	Three Months Ended
	March 31,
($ in millions, except prices and unit cost amounts)	2008	2007
Changes in fair value of derivative contracts[1]	(35)	3
Other revenues	11	6

Total Operating Revenues	$603	$505
Operating Expenses	377	328
Other income	16	2

EBIT	$242	$179
DD&A	$212	$170
Consolidated volumes:
Natural gas sales volumes (MMcf/d)	679	630
Oil, condensate, and NGL sales volumes (MBbls/d)	22	20
Total consolidated equivalent sales volumes (MMcfe/d)	811	750
Four Star total equivalent sales volumes (MMcfe/d)[2]	75	70

Weighted average realized prices including hedges[3]
Natural gas ($/Mcf)	$7.57	$7.19
Oil, condensate, and NGL ($/Bbl)	$79.74	$49.32

Transportation costs[3]
Natural gas ($/Mcf)	$0.28	$0.31
Oil, condensate, and NGL ($/Bbl)	$0.71	$0.76

Per-unit costs ($/Mcfe)[3]
Depreciation, depletion, and amortization	$2.87	$2.52
Cash operating costs[4]	$1.92	$1.99
1Represents contracts not designated as accounting hedges.
2Four Star is an equity investment. Amounts disclosed represent the company’s proportionate share.
3 Does not include proportionate share of Four Star.
4Includes lease operating costs, production-related taxes, G&A expenses, and taxes other than production and income.
Updated Hedge Positions
El Paso has updated its hedge positions for 2008 and 2009. As of May 2, 2008, natural gas hedges for the last nine months of 2008 have an average floor price of $7.94 per million British thermal unit (MMBtu) and an average ceiling price of $10.24 per MMBtu on 153 trillion British thermal units (TBtu). They are weighted toward April through October production, with November and December production hedged at approximately 50 percent of anticipated production. In addition, El Paso hedged 2.6 million barrels of 2008 crude oil production with an average floor price of $79.51 per barrel and an average ceiling price of $79.97 per barrel. The 2009 natural gas hedges have an average floor price of $8.27 per MMBtu on 76 TBtu and an average ceiling price of $12.12 per MMBtu on 93 TBtu. Of the total 2009 natural gas hedges, 24 TBtu consists of collars on January through March production with floor prices of $9.00 per MMBtu and ceiling prices of $18.22 per MMBtu. El Paso has oil hedges for 2009 on 3.4 million barrels of crude oil at an average fixed price of $109.93 per barrel. Further information on the company’s hedging activities will be available in El Paso’s Form 10-Q.
Other Operations
Marketing
The Marketing segment reported an EBIT loss of $60 million for the three months ended March 31, 2008, compared with an EBIT loss of $135 million for the same period in 2007. Changes in the fair value of derivatives intended to manage the price risk of the company’s natural gas and oil production resulted in a 2008 first quarter loss of $21 million, compared to a 2007 first quarter loss of $87 million. First quarter 2008 results also include a $41-million loss related to the change in fair value of power contracts in the Pennsylvania-New Jersey-Maryland (PJM) region, compared with a $17-million loss in the comparable period in 2007. The 2008 loss is due to lower interest rates, higher capacity prices and an unfavorable change in the basis between the western and eastern regions of the power pool. During the first quarter of 2008, El Paso hedged the price of capacity through the remainder of the contract term. First quarter 2007 results include a $13-million loss on the assignment of an option contract to supply natural gas to the northeast United States.
Power
The Power segment reported an EBIT loss of $2 million for the three months ended March 31, 2008, compared with EBIT of $18 million for the same period in 2007. The decrease is primarily due to a $13-million reduction in earnings from the Porto Velho project in Brazil.
Corporate and Other
During the first quarter of 2008, Corporate and Other reported EBIT of $39 million compared with an EBIT loss of $210 million for the same period in 2007. First quarter 2008 results were positively impacted by a $65-million reduction of the company’s liability related to the indemnification of medical benefits for retirees of the Case Corporation, offset by a $43-million mark-to-market loss related to changes in fair value of a legacy indemnification from the sale of an ammonia facility. First quarter 2007 results were impacted by a $201-million charge for debt repurchase costs and $25 million of unfavorable changes in litigation, insurance, and other reserves.
Detailed operating statistics for each of El Paso’s businesses will be posted at www.elpaso.com in the Investors section.
Webcast Information
El Paso Corporation has scheduled a live webcast of its first quarter 2008 results on May 8, 2008, beginning at 10:00 a.m. Eastern Time, 9:00 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section. A limited number of telephone lines will also be available to participants by dialing (888)710-3574 (conference ID # 44237134) ten minutes prior to the start of the webcast.
A replay of the webcast will be available online through the company’s Web site in the Investors section. A telephone audio replay will be also available through May 15, 2008, by dialing (800)642-1687 (conference ID # 44237134). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.
Disclosure of Non-GAAP Financial Measures
The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The required presentations and reconciliations are attached. Additional detail regarding non-GAAP financial measures can be reviewed in El Paso’s full operating statistics, which will be posted at www.elpaso.com in the Investors section.
El Paso uses the non-GAAP financial measure “earnings before interest expense and income taxes” or “EBIT” to assess the operating results and effectiveness of the company and its business segments. The company defines EBIT as net income (loss) adjusted for (i) items that do not impact its income (loss) from continuing operations, such as extraordinary items, discontinued operations, and the impact of accounting changes; (ii) income taxes; and (iii) interest and debt expense. The company excludes interest and debt expense so that investors may evaluate the company’s operating results without regard to its financing methods or capital structure. El Paso’s business operations consist of both consolidated businesses as well as investments in unconsolidated affiliates. As a result, the company believes that EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to its investors because it allows them to evaluate more effectively the performance of all of El Paso’s businesses and investments. Exploration and Production per-unit total cash costs or cash operating costs equal total operating expenses less DD&A and cost of products and services divided by total production. It is a valuable measure of operating efficiency. For 2008, Adjusted EPS is earnings per share from continuing operations excluding the loss related to the change in fair value of an indemnification from the sale of an ammonia plant in 2005, the gain related to an adjustment of the liability for indemnification of medical benefits for retirees of the Case Corporation, gain related to the disposition of a portion of the company’s investment in its telecommunications business, changes in fair value of power contracts and changes in fair value of the production-related derivatives in the Marketing segment during the quarter. For 2007, Adjusted EPS is earnings per share from continuing operations excluding changes in fair value of production-related derivatives in the Marketing segment and debt repurchase costs. Adjusted EPS is useful in analyzing the company’s on-going earnings potential.
El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and its business segments and to compare the operating and financial performance of the company and its business segments with the performance of other companies within the industry.
These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. El Paso owns North America’s largest interstate natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to implement and achieve our objectives in our 2008 plan, including achieving our earnings and cash flow targets; changes in reserve estimates based upon internal and third party reserve analyses; the effects of any changes in accounting rules and guidance; our ability to meet production volume targets in our Exploration and Production segment; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions; outcome of litigation; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to close our announced asset sales on a timely basis; changes in commodity prices and basis differentials for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis or at all; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.
Certain of the production information in this press release include the production attributable to El Paso’s 49 percent interest in Four Star Oil & Gas Company (“Four Star”). El Paso’s Supplemental Oil and Gas disclosures, which are included in its Annual Report on Form 10-K, reflect its proportionate share of the proved reserves of Four Star separate from its consolidated proved reserves. In addition, the proved reserves attributable to its proportionate share of Four Star represent estimates prepared by El Paso and not those of Four Star.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906

EL PASO CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per common share amounts)
(UNAUDITED)

	Three Months Ended
	March 31,
	2008	2007

Operating revenues	$1,269	$1,022
Operating expenses
Cost of products and services	56	55
Operation and maintenance	271	301
Depreciation, depletion and amortization	313	271
Taxes, other than income taxes	79	60

	719	687

Operating income	550	335
Earnings from unconsolidated affiliates	37	37
Loss on debt extinguishment	—	(201)
Other income, net	22	46
Minority Interest	(9)	(1)

	50	(119)

Earnings before interest expense, income taxes, and other charges	600	216
Interest and debt expense	(233)	(283)

Income (loss) before income taxes	367	(67)

Income taxes	148	(19)

Income (loss) from continuing operations	219	(48)

Discontinued operations, net of income taxes	—	677

Net income	219	629
Preferred stock dividends	19	9

Net income available to common stockholders	$200	$620

Earnings (losses) per common share
Basic
Income (loss) from continuing operations	$0.29	$(0.08)
Discontinued operations, net of income taxes	—	0.97

Net income per common share	$0.29	$0.89

Diluted
Income (loss) from continuing operations	$0.29	$(0.08)
Discontinued operations, net of income taxes	—	0.97

Net income per common share	$0.29	$0.89

Weighted average common shares outstanding
Basic	697	694

Diluted	701	694

Dividends declared per common share	$0.08	$0.04

2

EL PASO CORPORATION
SEGMENT INFORMATION
(UNAUDITED)

	2008	2007
(In millions)	First	First	Second	Third	Fourth
Operating revenues
Pipelines	$720	$644	$614	$586	$650
Exploration and Production	603	505	575	575	645
Marketing	(57)	(135)	(16)	(9)	(59)
Power	—	—	—	—	—
Corporate and other, including eliminations(1)	3	8	25	14	26

Consolidated total	$1,269	$1,022	$1,198	$1,166	$1,262

Depreciation, depletion and amortization
Pipelines	$99	$94	$91	$94	$94
Exploration and Production	212	170	189	194	227
Marketing	—	1	1	—	1
Power	—	—	—	1	—
Corporate and other(1)	2	6	5	4	4

Consolidated total	$313	$271	$286	$293	$326

Operating income (loss)
Pipelines	$357	$324	$276	$234	$277
Exploration and Production	226	177	229	228	252
Marketing	(60)	(136)	(20)	(13)	(65)
Power	(8)	(5)	(9)	(9)	(3)
Corporate and other(1)	35	(25)	(25)	(23)	(19)

Consolidated total	$550	$335	$451	$417	$442

Earnings (losses) before interest expense and income taxes (EBIT)
Pipelines	$381	$364	$318	$275	$308
Exploration and Production	242	179	235	232	263
Marketing	(60)	(135)	5	(8)	(64)
Power	(2)	18	16	(67)	(4)
Corporate and other(1)	39	(210)	(104)	51	(20)

Consolidated total	$600	$216	$470	$483	$483

E&P Cash Costs	First Quarter 2008			First Quarter 2007
	Total		Per Unit	Total		Per Unit
	($MM)		($/Mcfe)	($MM)		($/Mcfe)
Total operating expense	$377		$5.11	$328		$4.86
Depreciation, depletion and amortization	(212)		(2.87)	170		(2.52)
Cost of products & services	(24)		(0.32)	24		(0.35)

Per unit cash costs(2)			$1.92			$1.99

Total equivalent volumes (Mmcfe)(2)		73,762			67,442

(1)	Includes our corporate businesses, telecommunications business and residual assets and liabilities of previously sold or discontinued businesses.

(2)	Excludes volumes and costs associated with equity investment in Four Star.